Exhibit 99.(n)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees of
Steben Select Multi-Strategy Fund:

We consent to the use of our reports dated May 29, 2015 on the financial statements of Steben Select Multi-Strategy Fund and Steben Select Multi-Strategy Master Fund, incorporated by reference herein, and to the references to our Firm under the heading “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm and Legal Counsel” in the Statement of Additional Information.

/s/ KPMG LLP
Columbus, Ohio
July 28, 2015